United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2008, the Board of Directors of Hercules Incorporated (the “Company”) amended and restated the Company’s Amended and Restated By-Laws (the “Amended and Restated By-Laws”).  The Amended and Restated By-Laws were effective upon approval.  The Amended and Restated By-Laws include a new Article VII, titled “Indemnification and Insurance,” which adds provisions regarding indemnification and expense advancement for directors, officers, trustees, employees and agents of the Company.  These provisions supplement the existing provisions regarding indemnification in the Company’s Restated Certificate of Incorporation, as amended.

The new provisions in the Amended and Restated By-Laws provide indemnification to the identified persons to the fullest extent authorized under the General Corporation Law of Delaware, and include, among other things, provisions for (a) prepayment of expenses; (b) the right of covered persons to bring suit to enforce such indemnification; and (c) the ability of the Company to maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Company against any expense, liability or loss.  Any changes to or termination of these indemnification provisions shall be prospective only.

The Amended and Restated By-Laws of the Company are attached hereto as Exhibit 3.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is being filed herewith:

Exhibit                      Description

3.1	Hercules Incorporated Amended and Restated By-Laws effective June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES INCORPORATED

June 24, 2008                                                                By:           /s/ Israel J. Floyd
Name:	Israel J. Floyd
Title:	Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit                      Description

3.1	Hercules Incorporated Amended and Restated By-Laws effective June 19, 2008.